Exhibit 99.1

FOR IMMEDIATE RELEASE                                                                                                                                              Contact:                David M. Findlay
                                                                                                                   President and
                                                                                                                   Chief Financial Officer
                                                                                                                   (574) 267-9197
                                                                                                                   david.findlay@lakecitybank.com

Lake City Bank Reports Highest
 Quarterly Income in History

Warsaw, Indiana (October 25, 2013) – Lakeland Financial Corporation (Nasdaq Global Select/LKFN), parent company of Lake City Bank, today reported quarterly net income of $9.8 million for the third quarter of 2013, an increase of 5% versus $9.3 million in the third quarter of 2012.  Diluted net income per share was $0.59, an increase of 4% versus $0.57 for the comparable period of 2012. This performance represents the highest quarterly net income and earnings per share in the Company’s history.

The Company further reported record net income of $28.3 million for the nine months ended September 30, 2013 versus $26.8 million for the comparable period of 2012, which was an increase of 5%.  Diluted net income per common share increased 4% to $1.70 for the nine months ended September 30, 2013 versus $1.63 for the comparable period of 2012.  This per share performance also represents a record level for the Company.

Michael L. Kubacki, Chairman and Chief Executive Officer of the Company, commented, “We continue to benefit from a strengthening economy in our Indiana markets and are encouraged by this favorable performance.  Lake City Bank has a very strong balance sheet, which has allowed us to continue our growth and support our Indiana markets.  This has translated into a track record of quality earnings and consistent growth.”

Earnings for the nine-month period ended September 30, 2013 were negatively impacted in the second quarter of 2013 by a non-cash provision for state income tax expense of $465,000, which resulted from a revaluation of the Company’s state deferred tax items.  Excluding the effect of the one-time non-cash adjustment, net income for the nine months ended September 30, 2013 would have been $28.7 million, representing an increase of 7% over the comparable period of 2012.  Diluted net income per share would have been $1.73 for the nine month period ended September 30, 2013, representing an increase of 6% over the comparable period in 2012.

The Company also announced that the Board of Directors approved a cash dividend for the third quarter of $0.19 per share, payable on November 5, 2013, to shareholders of record as of October 25, 2013.  The quarterly dividend represents a 12% increase over the quarterly dividends paid for each quarter of 2012.

Kubacki continued, “We believe that our consistent day-to-day performance and client-focused business strategy has served our shareholders well. Our mission is to be the acknowledged leader in Indiana community banking, and we’ll stay focused on that goal as we close out 2013 and develop our plans for 2014.”

Average total loans for the third quarter of 2013 were $2.35 billion versus $2.22 billion for the third quarter of 2012, an increase of 6%.  Total loans outstanding grew $189.3 million, or 9%, from $2.20 billion as of September 30, 2012 to $2.39 billion as of September 30, 2013.  On a linked quarter basis, average total loans increased $46.5 million, or 2%, from $2.30 billion for the second quarter of 2013 to $2.35 billion for the third quarter of 2013.

David M. Findlay, President and Chief Financial Officer, observed, “We’ve increased lending by $137 million in 2013, which represents a 6% year-to-date increase. We have established a consistent record of loan growth and are particularly pleased with the loan growth over the past two quarters, which has been led by our Commercial Banking Group.   Our commercial loans have grown by $144 million this year as a result of our expanding market share and overall organic growth.”

The Company’s net interest margin was 3.29% in the third quarter of 2013 versus 3.30% for the third quarter of 2012. The net interest margin improved from 3.20% in the second quarter of 2013.  The year-over-year margin decline resulted primarily from reduced yields in the investment portfolio and slightly lower commercial loan yields as interest rates continue to be at historic lows.  Despite this pressure on asset yields, the Company has improved its net interest margin in each quarter of 2013 as a result of declines in deposit rates and overall funding costs.

The Company’s tangible common equity to tangible assets ratio was 10.25% at September 30, 2013 compared to 9.90% at September 30, 2012 and 10.25% at June 30, 2013.  Average total deposits for the quarter ended September 30, 2013 were $2.48 billion versus $2.49 billion for the second quarter of 2013 and $2.49 billion for the third quarter of 2012.

For the third consecutive quarter, the Company did not make a provision for loan losses. As a result, the provision for loan losses in the nine months ended September 30, 2013 was $0 versus $1.3 million in the same period of 2012.  The Company’s ability to not have a provision expense was generally driven by the stabilization and improvement in key loan quality metrics, including lower levels of net charge offs, appropriate reserve coverage of nonperforming loans, continuing signs of stabilization in the economic conditions of the Company’s markets and general signs of improvement in our borrowers’ performance and future prospects.  The Company’s allowance for loan losses as of September 30, 2013 was $49.8 million compared to $51.9 million as of September 30, 2012 and $50.6 million as of June 30, 2013.  The allowance for loan losses represented 2.08% of total loans as of September 30, 2013 versus 2.36% at September 30, 2012 and 2.17% as of June 30, 2013.  Further, the allowance for loan losses represented 215% of nonperforming loans as of September 30, 2013 versus 156% at September 30, 2012 and 234% as of June 30, 2013.

Net charge-offs totaled $831,000 in the third quarter of 2013 versus net recoveries of $96,000 during the third quarter of 2012 and net charge-offs of $183,000 during the linked second quarter of 2013.  Nonperforming assets decreased 31% to $23.3 million as of September 30, 2013 versus $34.0 million as of September 30, 2012.  The decrease in nonperforming assets during 2013 primarily resulted from the removal of two commercial credits totaling $8.4 million from the impaired category, as well as sales of other real estate owned and charge-offs taken and payments received on nonperforming loans.  The ratio of nonperforming assets to total assets at September 30, 2013 was 0.77% versus 1.15% at September 30, 2012 and 0.73% at June 30, 2013.

Findlay added, “Our balance sheet is well-positioned for future growth.  As our Indiana economy continues to improve, we will be there to work with clients to grow their businesses through increased lending and investment in the communities we serve.”

The Company’s noninterest income increased $1.6 million, or 25%, to $7.8 million for the third quarter of 2013, versus $6.2 million for the third quarter of 2012.  On a year-over-year basis, quarterly noninterest income was positively impacted by an $808,000 increase in investment brokerage fees, driven by higher trading volumes and improvements in product mix.  Service charges on deposit accounts increased $280,000 and other income increased by $187,000, driven by a $116,000 increase in income from bank owned life insurance.  In addition, the Company recognized gains of $106,000 on the sale of securities during the third quarter of 2013, versus losses of $380,000 on the sale of securities during the third quarter of 2012.  On a linked quarter basis, noninterest income increased by $240,000 from $7.6 million in the second quarter of 2013.

Findlay further stated, “Our fee-based revenues reflect a diverse mix of commercial, retail and investment management services, all of which have enjoyed growth in 2013. Cross-selling across business lines is an important strategic goal and we’ve successfully grown these business lines in 2013.”

The Company’s noninterest expense increased $2.0 million, or 14%, to $16.3 million in the third quarter of 2013 versus $14.3 million in the comparable quarter of 2012.  On a linked quarter basis, noninterest expense increased by $1.2 million from $15.1 million in the second quarter of 2013.  On a year-over-year basis, salaries and employee benefits increased by $868,000 in the three month period ended September 30, 2013 versus the same period of 2012.  These increases in salary and employee benefits were driven by staff additions, normal merit increases, increased health insurance costs and higher performance incentive-based compensation costs.  Quarterly data processing fees increased by $300,000 due to a larger customer base as well as greater utilization of services from the Company’s core processor, which the Company expects will improve marketing and cross-selling initiatives.  In addition, other expense increased $669,000 during the third quarter of 2013, driven by a $307,000 increase in advertising expenses and $310,000 of consulting fees related to the Company’s realignment of deposit products.  The advertising and consulting expenses, which totaled $617,000, were specific to programs that the Company made investments in during the third quarter and are not expected to be recurring levels of spending.  The Company's efficiency ratio was 53% for the third quarter of 2013 compared to 50% for the third quarter of 2012, and 51% for the linked second quarter of 2013, which consistently ranks in the top quartile of peer financial institutions in the country.

Lakeland Financial Corporation is a $3.0 billion bank holding company headquartered in Warsaw, Indiana. Lake City Bank serves Indiana with 45 branches located in the following Indiana counties: Kosciusko, Elkhart, Allen, St. Joseph, DeKalb, Fulton, Hamilton, Huntington, LaGrange, Marshall, Noble, Pulaski and Whitley.  The Company expects to open a 46th office in the Indianapolis market in the fourth quarter located in Fishers, Indiana.

Lakeland Financial Corporation may be accessed on the home page of its subsidiary, Lake City Bank, at www.lakecitybank.com. The Company’s common stock is traded on the Nasdaq Global Select Market under “LKFN”.

In addition to the results presented in accordance with generally accepted accounting principles in the United States of America, this press release contains certain non-GAAP financial measures.  Lakeland Financial believes that providing non-GAAP financial measures provides investors with information useful to understanding Lakeland Financial’s financial performance.  Additionally, these non-GAAP measures are used by management for planning and forecasting purposes, including measures based on “tangible common equity” which is “common stockholders’ equity” excluding intangible assets, net of deferred tax.  A reconciliation of these non-GAAP measures to the most comparable GAAP equivalent is included in the attached financial tables where the non-GAAP measure is presented.

This document contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.  Additional information concerning the Company and its business, including factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K.

LAKELAND FINANCIAL CORPORATION
THIRD QUARTER 2013 FINANCIAL HIGHLIGHTS
(Unaudited – Dollars in thousands except per share data)

	Three Months Ended			Nine Months Ended
	Sep. 30,	Jun. 30,	Sep. 30,	Sep. 30,	Sep. 30,
END OF PERIOD BALANCES	2013	2013	2012	2013	2012
Assets	$ 3,041,237	$ 2,975,462	$ 2,952,208	$ 3,041,237	$ 2,952,208
Deposits	2,444,826	2,483,492	2,476,097	2,444,826	2,476,097
Loans	2,392,715	2,334,700	2,203,388	2,392,715	2,203,388
Allowance for Loan Losses	49,804	50,635	51,912	49,804	51,912
Total Equity	314,544	307,608	294,990	314,544	294,990
Tangible Common Equity	311,508	304,576	291,946	311,508	291,946
AVERAGE BALANCES
Total Assets	$ 3,002,273	$ 2,982,150	$ 2,960,363	$ 2,976,278	$ 2,956,482
Earning Assets	2,825,503	2,795,925	2,718,318	2,796,663	2,717,325
Investments	464,652	482,628	475,899	475,077	475,028
Loans	2,350,983	2,304,471	2,215,456	2,304,003	2,217,227
Total Deposits	2,479,452	2,490,115	2,492,042	2,480,929	2,491,258
Interest Bearing Deposits	2,044,976	2,102,924	2,127,463	2,079,924	2,142,978
Interest Bearing Liabilities	2,242,072	2,268,230	2,286,151	2,251,195	2,305,946
Total Equity	310,070	309,417	291,513	307,596	284,496
INCOME STATEMENT DATA
Net Interest Income	$ 22,972	$ 21,912	$ 22,160	$ 66,141	$ 66,805
Net Interest Income-Fully Tax Equivalent	23,432	22,351	22,561	67,467	68,014
Provision for Loan Losses	0	0	0	0	1,299
Noninterest Income	7,809	7,569	6,229	22,859	17,891
Noninterest Expense	16,266	15,091	14,302	46,250	43,231
Net Income	9,769	9,236	9,347	28,251	26,792
PER SHARE DATA
Basic Net Income Per Common Share	$ 0.59	$ 0.56	$ 0.57	$ 1.72	$ 1.64
Diluted Net Income Per Common Share	0.59	0.56	0.57	1.70	1.63
Cash Dividends Declared Per Common Share	0.19	0.19	0.17	0.38	0.495
Book Value Per Common Share (equity per share issued)	19.11	18.71	18.04	19.11	18.04
Tangible Book Value Per Common Share	18.93	18.54	17.86	18.93	17.86
Market Value – High	34.69	28.50	28.82	34.69	28.82
Market Value – Low	27.74	25.26	25.09	23.92	23.91
Basic Weighted Average Common Shares Outstanding	16,451,199	16,425,382	16,340,425	16,427,060	16,312,896
Diluted Weighted Average Common Shares Outstanding	16,634,933	16,546,547	16,490,390	16,581,089	16,470,485
KEY RATIOS
Return on Average Assets	1.29%	1.24%	1.26%	1.27%	1.21%
Return on Average Total Equity	12.50	11.97	12.76	12.28	12.58
Efficiency (Noninterest Expense / Net Interest Income
plus Noninterest Income)	52.84	51.19	50.38	51.97	51.04
Average Equity to Average Assets	10.33	10.38	9.85	10.33	9.62
Net Interest Margin	3.29	3.20	3.30	3.22	3.34
Net Charge Offs to Average Loans	0.14	0.03	(0.02)	0.10	0.17
Loan Loss Reserve to Loans	2.08	2.17	2.36	2.08	2.36
Loan Loss Reserve to Nonperforming Loans	214.71	233.92	155.73	214.71	155.73
Loan Loss Reserve to Nonperforming Loans and Performing TDR's	108.07	113.37	83.31	108.07	83.31
Nonperforming Loans to Loans	0.97	0.93	1.51	0.97	1.51
Nonperforming Assets to Assets	0.77	0.73	1.15	0.77	1.15
Total Impaired and Watch List Loans to Total Loans	7.16	7.71	6.93	7.16	6.93
Tier 1 Leverage	11.02	11.01	10.59	11.02	10.59
Tier 1 Risk-Based Capital	13.39	13.39	13.32	13.39	13.32
Total Capital	14.65	14.65	14.59	14.65	14.59
Tangible Capital	10.25	10.25	9.90	10.25	9.90
ASSET QUALITY
Loans Past Due 30 - 89 Days	$ 3,262	$ 5,348	$ 4,028	$ 3,262	$ 4,028
Loans Past Due 90 Days or More	364	104	109	364	109
Non-accrual Loans	22,833	21,542	33,226	22,833	33,226
Nonperforming Loans (includes nonperforming TDR's)	23,197	21,646	33,335	23,197	33,335
Other Real Estate Owned	117	171	681	117	681
Other Nonperforming Assets	10	5	5	10	5
Total Nonperforming Assets	23,324	21,822	34,021	23,324	34,021
Performing Troubled Debt Restructurings	22,888	23,017	26,106	22,888	26,106
Nonperforming Troubled Debt Restructurings (included in
nonperforming loans)	18,691	19,398	28,979	18,691	28,979
Total Troubled Debt Restructurings	41,579	42,415	55,085	41,579	55,085
Impaired Loans	47,347	46,906	61,294	47,347	61,294
Non-Impaired Watch List Loans	124,075	133,139	91,409	124,075	91,409
Total Impaired and Watch List Loans	171,422	180,045	152,703	171,422	152,703
Gross Charge Offs	1,297	368	482	2,871	4,067
Recoveries	466	185	578	1,231	1,280
Net Charge Offs/(Recoveries)	831	183	(96)	1,640	2,786

LAKELAND FINANCIAL CORPORATION
CONSOLIDATED BALANCE SHEETS
As of September 30, 2013 and December 31, 2012
(in thousands, except share data)

	September 30,	December 31,
	2013	2012
	(Unaudited)
ASSETS
Cash and due from banks	$ 72,982	$ 156,666
Short-term investments	8,358	75,571
Total cash and cash equivalents	81,340	232,237

Securities available for sale (carried at fair value)	463,070	467,021
Real estate mortgage loans held for sale	1,047	9,452

Loans, net of allowance for loan losses of $49,804 and $51,445	2,342,911	2,206,075

Land, premises and equipment, net	38,514	34,840
Bank owned life insurance	62,397	61,112
Accrued income receivable	8,333	8,491
Goodwill	4,970	4,970
Other intangible assets	12	47
Other assets	38,643	39,899
Total assets	$ 3,041,237	$ 3,064,144

LIABILITIES AND EQUITY

LIABILITIES
Noninterest bearing deposits	$ 449,590	$ 407,926
Interest bearing deposits	1,995,236	2,173,830
Total deposits	2,444,826	2,581,756

Short-term borrowings
Federal funds purchased	57,000	0
Securities sold under agreements to repurchase	103,959	121,883
Other short-term borrowings	75,000	0
Total short-term borrowings	235,959	121,883

Accrued expenses payable	12,766	15,321
Other liabilities	2,177	1,390
Long-term borrowings	37	15,038
Subordinated debentures	30,928	30,928
Total liabilities	2,726,693	2,766,316

EQUITY
Common stock: 90,000,000 shares authorized, no par value
16,459,156 shares issued and 16,361,411 outstanding as of September 30, 2013
16,377,247 shares issued and 16,290,136 outstanding as of December 31, 2012	92,229	90,039
Retained earnings	225,648	203,654
Accumulated other comprehensive income (loss)	(1,452)	5,689
Treasury stock, at cost (2013 - 97,745 shares, 2012 - 87,111 shares)	(1,970)	(1,643)
Total stockholders' equity	314,455	297,739

Noncontrolling interest	89	89
Total equity	314,544	297,828
Total liabilities and equity	$ 3,041,237	$ 3,064,144

LAKELAND FINANCIAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
For the Three Months and Nine Months Ended September 30, 2013 and 2012
(in thousands except for share and per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
NET INTEREST INCOME
Interest and fees on loans
Taxable	$ 24,595	$ 25,803	$ 73,469	$ 77,789
Tax exempt	100	109	304	333
Interest and dividends on securities
Taxable	1,463	2,034	3,560	7,425
Tax exempt	802	698	2,307	2,094
Interest on short-term investments	10	16	46	43
Total interest income	26,970	28,660	79,686	87,684

Interest on deposits	3,589	5,989	12,365	19,352
Interest on borrowings
Short-term	146	112	349	329
Long-term	263	399	831	1,198
Total interest expense	3,998	6,500	13,545	20,879

NET INTEREST INCOME	22,972	22,160	66,141	66,805

Provision for loan losses	0	0	0	1,299

NET INTEREST INCOME AFTER PROVISION FOR
LOAN LOSSES	22,972	22,160	66,141	65,506

NONINTEREST INCOME
Wealth advisory fees	980	959	2,895	2,770
Investment brokerage fees	1,503	695	3,449	2,435
Service charges on deposit accounts	2,325	2,045	6,548	5,937
Loan, insurance and service fees	1,524	1,421	4,792	4,062
Merchant card fee income	356	297	925	902
Other income	856	669	2,937	1,614
Mortgage banking income	159	590	1,206	1,574
Net securities gains (losses)	106	(380)	107	(377)
Other than temporary impairment loss on available-for-sale securities:
Total impairment losses recognized on securities	0	(67)	0	(1,052)
Loss recognized in other comprehensive income	0	0	0	26
Net impairment loss recognized in earnings	0	(67)	0	(1,026)
Total noninterest income	7,809	6,229	22,859	17,891

NONINTEREST EXPENSE
Salaries and employee benefits	9,437	8,569	27,493	26,007
Net occupancy expense	813	803	2,532	2,519
Equipment costs	758	641	2,021	1,854
Data processing fees and supplies	1,443	1,143	4,115	3,044
Other expense	3,815	3,146	10,089	9,807
Total noninterest expense	16,266	14,302	46,250	43,231

INCOME BEFORE INCOME TAX EXPENSE	14,515	14,087	42,750	40,166
Income tax expense	4,746	4,740	14,499	13,374
NET INCOME	$ 9,769	$ 9,347	$ 28,251	$ 26,792

BASIC WEIGHTED AVERAGE COMMON SHARES	16,451,199	16,340,425	16,427,060	16,312,896
BASIC EARNINGS PER COMMON SHARE	$ 0.59	$ 0.57	$ 1.72	$ 1.64
DILUTED WEIGHTED AVERAGE COMMON SHARES	16,634,933	16,490,390	16,581,089	16,470,485
DILUTED EARNINGS PER COMMON SHARE	$ 0.59	$ 0.57	$ 1.70	$ 1.63

LAKELAND FINANCIAL CORPORATION
LOAN DETAIL
THIRD QUARTER 2013
(unaudited in thousands)

	September 30,		June 30,		December 31,		September 30,
	2013		2013		2012		2012
Commercial and industrial loans:
Working capital lines of credit loans	$ 462,098	19.3%	$ 462,137	19.8%	$ 439,638	19.5%	$ 445,981	20.2%
Non-working capital loans	435,968	18.2	425,958	18.2	407,184	18.0	382,850	17.4
Total commercial and industrial loans	898,066	37.5	888,095	38.0	846,822	37.5	828,831	37.6

Commercial real estate and multi-family residential loans:
Construction and land development loans	117,733	4.9	108,695	4.7	82,494	3.7	87,949	4.0
Owner occupied loans	371,500	15.5	365,071	15.6	358,617	15.9	363,673	16.5
Nonowner occupied loans	392,538	16.4	373,696	16.0	314,889	13.9	308,146	14.0
Multifamily loans	37,279	1.6	37,422	1.6	45,011	2.0	25,482	1.2
Total commercial real estate and multi-family residential loans	919,050	38.4	884,884	37.9	801,011	35.5	785,250	35.6

Agri-business and agricultural loans:
Loans secured by farmland	104,807	4.4	100,571	4.3	109,147	4.8	119,524	5.4
Loans for agricultural production	95,330	4.0	97,729	4.2	115,572	5.1	94,563	4.3
Total agri-business and agricultural loans	200,137	8.4	198,300	8.5	224,719	10.0	214,087	9.7

Other commercial loans	55,797	2.3	46,501	2.0	56,807	2.5	44,982	2.0
Total commercial loans	2,073,050	86.6	2,017,780	86.4	1,929,359	85.5	1,873,150	85.0

Consumer 1-4 family mortgage loans:
Closed end first mortgage loans	119,788	5.0	116,247	5.0	109,823	4.9	106,147	4.8
Open end and junior lien loans	151,726	6.3	152,571	6.5	161,366	7.1	168,507	7.6
Residential construction and land development loans	4,705	0.2	5,263	0.2	11,541	0.5	11,303	0.5
Total consumer 1-4 family mortgage loans	276,219	11.5	274,081	11.7	282,730	12.5	285,957	13.0

Other consumer loans	44,091	1.8	43,470	1.9	45,755	2.0	44,691	2.0
Total consumer loans	320,310	13.4	317,551	13.6	328,485	14.5	330,648	15.0
Subtotal	2,393,360	100.0%	2,335,331	100.0%	2,257,844	100.0%	2,203,798	100.0%
Less: Allowance for loan losses	(49,804)		(50,635)		(51,445)		(51,912)
Net deferred loan fees	(645)		(631)		(324)		(410)
Loans, net	$2,342,911		$2,284,065		$2,206,075		$2,151,476